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                Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-49523, 33-63689, 33-55213, 33-64854, 33-23195, 33-23196,
2-92600 and 2-68548) pertaining to various stock option and incentive plans of Wolverine World Wide, Inc. of our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended January 2, 1999.


                                        /s/ ERNST & YOUNG LLP


Grand Rapids, Michigan
March 30, 1999